CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56515) pertaining to the Employees' Savings Plan of Today's Man, Inc. and in the Registration Statement (Form S-3 No. 333-57179) of Today's Man, Inc. and in the related Prospectus of our report dated March 17, 1999, with respect to the consolidated financial statements of Today's Man, Inc. included in its amended Annual report (Form 10-K/A) for the year ended January 30, 1999.






                                                   /s/ ERNST & YOUNG LLP


Philadelphia, Pennsylvania
June, 1, 1999